Exhibit 99.3

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Financial Statements

June 30, 2013 and 2012

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Balance Sheets (Unaudited)

June 30, 2013 and 2012

	6/30/2013	6/30/2012
Assets
Current Assets
Cash and cash equivalents	$193,159	$117,147
Trade accounts receivable, net of allowance	3,875,740	3,036,628
Other receivables	36,517	16,067
Prepaid expenses and other assets	175,763	94,713
Deferred tax asset	22,000	27,000
Income tax receivable	121,000	76,000

Total current assets	4,424,179	3,367,555

Due from stockholder	91,421	155,000
Capitalized Loan Fees, Net	—	4,666
Deferred Tax Asset	203,000	266,000
Property and Equipment, Net	2,981,040	2,946,496

	$7,699,640	$6,739,717

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,211,962	$2,418,013
Accrued expenses	230,471	83,873
Current portion of capital lease obligation	1,177	4,708
Current portion of long-term debt	14,634	—

Total current liabilities	2,458,244	2,506,594
Long-Term Liabilities
Line of credit	1,511,627	1,388,260
Capital lease obligation, net of current portion	—	1,759
Long-term debt, net of current portion	45,735	—

Total liabilities	4,015,606	3,896,613

Stockholders’ Equity
Controlling interest in equity
Common stock	1,000	1,000
Additional paid-in capital	1,946,218	1,946,218
Retained earnings (deficit)	554,679	(1,361,520)
Non-controlling interest in equity	1,182,137	2,257,406

Total stockholders’ equity	3,684,034	2,843,104

	$7,699,640	$6,739,717

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Statements of Operations (Unaudited)

Six Months Ended June 30, 2013 and 2012

	2013	2012

Sales	$12,828,195	$14,596,832

Cost of Sales
Cost of purchased transportation	8,550,292	10,168,041
Other direct costs	1,077,835	1,187,425

	9,628,127	11,355,466

Gross Profit	3,200,068	3,241,366

Selling, General, and Administrative Expenses
Payroll	573,107	695,605
Travel and entertainment	124,966	101,535
Marketing	621	1,463
Motor vehicle	29,574	33,626
Professional	89,163	195,810
General and administrative	184,124	154,597
Repairs and maintenance	5,454	5,184
Depreciation and amortization	117,824	153,373
IT and telecommunication	225,557	194,182
Insurance	27,646	20,364
Finance	34,579	23,360
Bad debt recoveries	(8,037)	(7,395)

	1,404,578	1,571,704

Other Income (Expense)
Interest income	3,550	3,518
Other income	3,922	34,784
Interest expense	(39,268)	(52,227)
Gain on disposal of assets	5,475	5,250

Total Other Expense	(26,321)	(8,675)

Income Before Income Taxes	1,769,169	1,660,987

Provision for Income Taxes	(505,868)	(610,073)

Net Income	$1,263,301	$1,050,914

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Statements of Stockholders’ Equity (Unaudited)

Six Months Ended June 30, 2013 and 2012

	Common Stock	Additional Paid in Capital	Retained Earnings (Deficit)	Non-controlling interests in equity	Total Stockholders’ Equity
Balance, January 1, 2012	1,000	$1,946,218	$(1,624,474)	$2,119,446	$2,442,190
Net Income
Controlling interests net income	—	—	912,954	—	912,954
Non-controlling interests net income	—	—	—	137,960	137,960
Distributions	—	—	(650,000)	—	(650,000)

Balance, June 30, 2012	1,000	$1,946,218	$(1,361,520)	$2,257,406	$2,843,104

Balance, January 1, 2013	1,000	$1,946,218	$(564,621)	$1,098,579	$2,481,176
Net Income
Controlling interests net income	—	—	1,119,300	—	1,119,300
Non-controlling interests net income	—	—	—	144,001	144,001
Distributions	—	—	—	(60,443)	(60,443)

Balance, June 30, 2013	1,000	$1,946,218	$554,679	$1,182,137	$3,684,034

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Statements of Operations (Unaudited)

Six Months Ended June 30, 2013 and 2012

	2013	2012
Operating Activities
Net Income	$1,263,301	$1,050,914
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	117,824	153,373
Gain on disposal of property and equipment	(5,475)	(5,250)
Bad debt recoveries	(8,037)	(7,395)
Deferred income taxes	(40,000)	296,000
(Increase) decrease in assets
Trade accounts receivable	(1,344,789)	(382,074)
Other receivables	643	23,923
Prepaid expenses and other assets	(28,957)	19,541
Income tax receivable	37,000	(76,000)
Increase (decrease) in liabilities
Accounts payable	236,522	210,653
Accrued expenses	61,311	(175,229)
Income tax liability	—	(40,000)

Net Cash Provided by Operating Activities	289,343	1,068,456

Investing Activities
Purchases of property and equipment	(183,724)	(38,575)
Proceeds from sale of property and equipment	5,475	5,250

Net Cash Used in Investing Activities	(178,249)	(33,325)

Financing Activities
Increase in line of credit	84,113	528,295
Stockholder distributions	(60,443)	(650,000)
Issuance of (repayments from) notes receivable, shareholder	63,579	(155,000)
Payments on related party note payable	—	(245,032)
Payments on capital lease obligations	(1,713)	(2,980)
Payments on long-term debt	(7,149)	(396,574)

Net Cash Provided by (used in) Financing Activities	78,387	(921,291)

Net Change in Cash and Cash Equivalents	189,481	113,840
Cash and Cash Equivalents, Beginning of Year	3,678	3,307

Cash and Cash Equivalents, End of Year	$193,159	$117,147

Supplemental Schedule of Cash Flow Information
Cash paid for interest	$39,268	$45,540

Cash paid for income taxes	$504,000	$435,500

On Time Express, Inc. and Consolidated Variable Interest Entity

Notes to Consolidated Financial Statements (Unaudited)

Six Months Ended June 30, 2013 and 2012

Note 1 - Nature of Operations and Significant Accounting Policies

On Time Express, Inc. was incorporated in the State of Arizona in September, 1997. The principal activity of On Time Express, Inc. is to provide transportation services for time-critical and time-sensitive freight.

Basis of Accounting

The Company utilizes the accrual basis of accounting, which is generally accepted in the United States of America (GAAP).

Principles of Consolidation

GAAP requires Consolidation of Variable Interest Entities (VIE) in which certain VIEs are to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without characteristics of a additional subordinated financial support from other parties.

The consolidated financial statements include the accounts of On Time Logistics, Inc. All significant intercompany transactions and balances have been eliminated in consolidation. On Time Express, Inc. has no ownership interest in On Time Logistics, Inc. However, the Company is the primary beneficiary of On Time Logistics, Inc., which qualifies as a variable interest entity under GAAP. Therefore, On Time Express, Inc. consolidates the results of operations from On Time Logistics, Inc. (collectively, “the Company”).

On Time Express, Inc. has 100,000 common stock shares authorized and 1,000 common stock shares outstanding with no par value.

Variable Interest Entity

On Time Logistics, Inc., a variable interest entity of On Time Express, Inc., started operations in the State of Arizona in December, 1998. Included in On Time Logistics, Inc., are two newly-formed entities, Dallas Logistics, LLC and Tempe Logistics, LLC, of which the sole member of both entities is On Time Logistics, Inc. The principal activity of On Time Logistics, Inc. is the leasing of a building and land to On Time Express, Inc., and 100% of lease revenue is provided by On Time Express, Inc. On Time Logistics, Inc. has 100,000 common stock shares authorized and 1,000 common stock shares outstanding with no par value.

In December 2012, a note receivable was issued to On Time Logistics, Inc. from On Time Express, Inc. for $1,300,000. As of June 30, 2013 the balance was $1,212,955.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At times the Company maintains cash and cash equivalents at certain financial institutions which exceed federally insured amounts.

Accounts Receivable and Credit Policy

Trade receivables are uncollateralized customer obligations due under normal trade terms, requiring payment within 30 days from the invoice date. After 30 days, the receivable is considered past due and finance charges may begin to apply; interest rates of these finance charges may vary. Payments on trade receivables are applied to the earliest unpaid invoices. The carrying amount of the trade receivables is reduced by an amount that reflects management’s best estimate of the amounts that will not be collected.

Notes Receivable

Notes receivable represents amounts from uncollateralized customer obligations due under extended payment terms exceeding one year. The note carries interest rates at 4.5%, with payments applied first to unpaid interest balances and any remainder to the principal balance. The Company evaluates the collectability of the balances based upon historical experience and the specific circumstances of individual notes, with an allowance for uncollectible amounts being provided if necessary. As of June 30, 2013 and 2012, there was no allowance deemed necessary.

Revenue Recognition

The Company recognizes revenues upon delivery of shipments for transportation services. Transportation industry practice includes four acceptable methods for revenue recognition for shipments in process at the end of an accounting period, two of which are predominant: (1) recognize all revenue and the related delivery costs when shipments are delivered, or (2) recognize a portion of the revenue earned for shipments that have been picked up but not yet delivered at period end and accrue delivery costs as incurred. The Company uses the second method and recognizes the portion of revenue earned at the balance sheet date for shipments in transit and accrues all delivery costs as incurred. This accounting policy effectively and consistently matches revenue with expenses and recognizes liabilities as incurred.

Capitalized Loan Fees

The Company capitalizes costs associated with securing financing arrangements. The costs are capitalized as incurred and amortized over the life of the respective financing arrangement. Capitalized loan fees are being amortized over a three year life.

Property and Equipment

Property and equipment are stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense currently. Depreciation and amortization are provided using the straight-line and accelerated methods for financial reporting purposes and are applied over the estimated lives of the respective assets.

The Company reviews its property and equipment when events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is materially less than the carrying amount of the asset. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. No impairment loss is recorded at June 30, 2013 and 2012.

Income Taxes

On Time Express, Inc. accounts for income taxes under generally accepted accounting principles. As such, On Time Express, Inc.’s provision for income taxes is based on the asset and liability method of accounting, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense (benefit) is the income tax payable (receivable) for the year and the change during the year in deferred tax assets and liabilities.

On Time Logistics, Inc. has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under those provisions, On Time Logistics, Inc. does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for the individual federal and state income tax on On Time Logistics, Inc.’s taxable income.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of June 30, 2013 and 2012, the unrecognized tax benefit accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. The Company is no longer subject to examination by tax authorities for tax years ended December 31, 2009 and prior.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

The Company expenses advertising costs as they are incurred.

Presentation of Sales Taxes

The Company has customers in various states and municipalities in which those governmental units impose a sales tax on certain sales. The Company collects those sales taxes from its customers and remits the to the various governmental units. The Company’s accounting policy is to exclude the tax collected and remitted entire amount from revenue and cost of revenue.

Note 2 - Accounts Receivable

Accounts receivable consisted of the following at June 30:

	2013	2012
Trade accounts receivable	$3,884,723	$3,054,233
Less: allowance for doubtful accounts	(8,983)	(17,605)

	$3,875,740	$3,036,628

A summary of changes in the allowance for doubtful accounts related to long-term accounts receivable for the six months ended June 30 is as follows:

	2013	2012
Balance, beginning of year	$17,020	$25,000
Provision for bad debts	—	—
Recoveries of bad debts	(8,037)	(7,395)

Balance, June 30	$8,983	$17,605

Note 3 - Property and Equipment

Property and equipment consisted of the following at June 30:

	2013	2012
Buildings	$2,488,172	$2,488,172
Furniture, fixtures, and equipment	512,820	478,115
Vehicles	536,919	753,317
Leasehold improvements	321,192	235,161
Software	440,570	433,410

	4,299,673	4,388,175
Less: Accumulated depreciation	(2,052,062)	(2,175,108)
Land	733,429	733,429

Totals	$2,981,040	$2,946,496

Depreciation expense on property and equipment totaled $117,824 and $125,378 for the six months ended June 30, 2013 and 2012, respectively.

Note 4 - Capitalized Loan Fees

Capitalized loan fees consisted of the following as of June 30:

	2013	2012
Capitalized loan fees	$167,974	$167,974
Less: Accumulated amortization	(167,974)	(163,308)

	$—	$4,666

Amortization expense for the six months ended June 30, 2013 and 2012 was $0 and $27,995.

Note 5 -Long Term Debt

The Company has a note payable to a financial institution bearing interest at 3.50%, payable in monthly installments of $1,378, including principal and interest, maturing in August 2017. This note is collateralized by a vehicle.

Maturities of long-term debt are as follows at June 30:

2014	$14,634
2015	15,152
2016	15,702
2017	14,881

$60,369

Note 6 - Line of Credit

Effective August 28, 2009, the Company entered into an agreement with Wells Fargo Bank, NA to provide a $4,000,000 revolving credit facility for the Company. This agreement also provides for one term loan which was paid in full during the six months ended June 30, 2012. The line of credit is subject to certain financial covenants and a borrowing base limitation.

Effective January 28, 2012, the revolving line of credit was reduced to $3,000,000 and the revised terms state the interest rate to be three month LIBOR plus 5% or the three month LIBOR plus 4.5%, dependent on Company operating results as defined in the agreement (4.375% as of June 30, 2013). The remaining balance available to be drawn on the line of credit subject to the borrowing base limitation was $1,080,601 as of June 30, 2013. The Company was in compliance with the covenants as of June 30, 2013. The principal is due in full along with any accrued interest in a balloon payment on August 31, 2014. The full amount was repaid on October 1, 2013.

Note 7 - Related Party Transactions

The owner advanced the Company a loan of $460,668 in the year ended December 31, 2010. The notes payable incur interest at rates between 1% and 2% per annum. The related party note payable was paid in full during the six months ended June 30, 2012.

In June 2012, a note receivable was advanced to the Owner, incurring interest at 4.5% per annum. The total amount due as of June 30, 2013 and 2012 was $91,421 and $155,000, respectively.

Note 8 - Phantom Stock Agreement

The Company entered into agreements in March 2011 to provide certain key employees of the Company with “phantom stock interests”. After a one year period, these rights shall be vested in full. The substance of the agreement is that the participants will be entitled to payment upon the following events: when dividends are paid by the Company to its shareholders; upon termination of employment; or in the event of change of control of the Company. As of June 30, 2012, no employees had received any “phantom stock interests” under the terms of the agreement. There were no payouts under the agreement for the six months ended June 30, 2013 and 2012. The plan terminates on December 31, 2015. The plan was terminated in conjunction with the acquisition of the Company on October 1, 2013.

Note 9 - Deferred Income Taxes

Components of the Company’s deferred tax assets and liability are as follows at June 30:

	2013	2012
Excess tax over book depreciation/amortization	$181,000	$161,000
Allowance for doubtful accounts	7,000	9,000
State net operating loss carryover	—	83,000
Accrued expenses	15,000	18,000
Capital loss carryover	22,000	22,000

Total deferred tax asset	225,000	293,000

Deferred income tax asset -current	22,000	27,000
Deferred income tax asset -non-current	203,000	266,000

	$225,000	$293,000

Components of the Company’s provision for income taxes are as follows at June 30:

	2013	2012
Federal income tax liability (refund)	$666,868	$390,073
Income tax liability (receivable)	(121,000)	(76,000)
Deferred income expense (benefit)	(40,000)	296,000

Provision for income taxes	$505,868	$610,073

Note 10 - Operating Leases

The Companies lease certain office equipment and trucking equipment under long-term operating leases expiring through June 2015 and other trailers and trucks under month to month operating leases. During the six months ended June 30, 2013 and 2012, rentals under long-term lease obligations were $143,735 and $134,576, respectively. Future obligations under the terms of the leases are:

2013	$77,826
2014	126,053
2015	28,172

$232,051

Note 11 - Employee Benefit Plan

The Company has a 401(k) defined contribution profit sharing plan which covers those employees who are at least 21 years of age and have one year of service. The Company matches 50% of the employees’ deferral up to 6% of compensation contributed, as defined by the Plan. The Company match was temporarily suspended as of October 2010 and reinstated effective July 2012. The owners can also authorize discretionary contributions, as defined by the Plan. The Company made matching contributions for six months ending June 30, 2013 and 2012 of approximately $850 and $0, respectively. No discretionary contribution was authorized for the six months ended June 30, 2013 or 2012

Note 12 - Major Customer

The Company and its variable interest Entity receive a substantial portion of its transportation revenue from certain customers. For the six months ended June 30, 2013, two customers accounted for approximately 56% of sales, and the same two customers had trade receivables of $1,892,740.

For the six months ended June 30, 2012, one customer accounted for approximately 41% of sales, and the same customer had trade receivables of $1,125,621.

Note 13 - Subsequent Event

On October 1, 2013, the outstanding stock of the Company was sold to Radiant Transportation Services, Inc.